                                                                      EXHIBIT 23

                              ACCOUNTANTS' CONSENT

The Board of Directors and Stockholders of
ZYGO CORPORATION:

    We consent to incorporation by reference in Registration Statements
No. 333-44333, No. 33-62087, No. 33-57060, No. 33-20880, and No. 33-34619 on
Forms S-8 of Zygo Corporation of our reports dated August 18, 2003, with respect to the consolidated balance sheets of Zygo Corporation and subsidiaries as of June 30, 2003 and 2002 and the related consolidated statements of operations, stockholders' equity, and cash flows and related schedule for each of the years in the three-year period ended June 30, 2003, which reports appear in or are incorporated by reference into the June 30, 2003 Annual Report on Form 10-K of Zygo Corporation. Our report refers to a change in the method of accounting for the disposal of long-lived assets effective July 1, 2002 in accordance with Statement of Financial Accounting Standards No. 144, 'Accounting for the Impairment or Disposal of Long-Lived Assets.'

KPMG LLP

Hartford, Connecticut
September 23, 2003